UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023

PURE CYCLE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

0-8814	84-0705083
(Commission File Number)	(IRS Employer Identification No.)

34501 East Quincy Avenue, Building 34, Box 10, Watkins, CO 80137

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code	(303) 292-3456

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock 1/3 of $.01 par value	PCYO	The NASDAQ Stock Market
(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of shareholders on January 11, 2023.  Holders of 23,986,645 shares of common stock outstanding on November 18, 2022, were entitled to vote at the meeting, of which 19,443,573 shares, or 81.0% of those entitled to vote, were present in person or by proxy at the meeting.  The results of the matters voted upon and approved at the meeting are as follows:

1.	Election of directors.

	For	Withheld
Mark W. Harding	14,390,199	1,188,921
Patrick J. Beirne	14,889,578	689,542
Wanda J. Abel	9,329,842	6,249,278
Frederick A. Fendel III	13,377,827	2,201,293
Peter C. Howell	14,748,897	830,223
Daniel R. Kozlowski	12,995,999	2,583,121
Jeffrey G. Sheets	12,837,498	2,741,622

2.	For the ratification of the appointment of FORVIS, LLP as the Registrant’s independent registered public accounting firm for the 2023 fiscal year.

For	Against	Abstain	Broker Non-Votes
18,976,928	22,161	444,484	-

3.	For the approval, on an advisory basis, of executive compensation.

For	Against	Abstain	Broker Non-Votes
14,789,964	355,923	433,233	3,864,453

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2023

PURE CYCLE CORPORATION

By:	/s/ Kevin B. McNeill
Kevin B. McNeill
Vice President and Chief Financial Officer